                                                                  Execution Copy

                                                                    Exhibit 4.58







                       DATED THE 1ST DAY OF NOVEMBER 2002



                                     Between


                         SINGAPORE TECHNOLOGIES PTE LTD
                                     (STPL)



                                       and





                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                                    (Company)


                 ==============================================

                             SUPPLEMENTAL AGREEMENT

                                     TO THE

                ST GROUP MANAGEMENT & SUPPORT SERVICES AGREEMENT

                              DATED 1 NOVEMBER 1999

                 ==============================================

TABLE OF CONTENTS



         CONTENTS                                                           PAGE
1.       INTERPRETATION                                                       3

2.       AMENDMENTS TO ST GROUP MANAGEMENT & SUPPORT SERVICES AGREEMENT       3

3.       INCORPORATION                                                        4

4.       PARTIAL INVALIDITY                                                   4

5.       EFFECTIVE DATE                                                       4

6.       GOVERNING LAW AND ARBITRATION                                        4

APPENDIX - COMPUTATION OF CONSIDERATION                                       5

THIS SUPPLEMENTAL AGREEMENT is made on the 1st day of November 2002 BETWEEN:-

(1) SINGAPORE TECHNOLOGIES PTE LTD, a company incorporated in Singapore and having its registered office at 51 Cuppage Road #09-01 StarHub Centre, Singapore 229469 ("STPL"); and

(2) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore and having its registered office at 60 Woodlands Industrial Park Street 2, Singapore 738406 (the "Company").

and is supplemental to the ST Group Management & Support Services Agreement (the "ST Group Management & Support Services Agreement") dated 1 November 1999 entered into between (1) STPL and (2) the Company.

STPL and the Company shall hereinafter be individually referred to as a "Party" and collectively, as the "Parties".

     WHEREAS:-

A. The Parties have signed the ST Group Management & Support Services Agreement whereby STPL has agreed to render to the Company, and the Company has agreed to accept from STPL, the Services for the Consideration and upon the terms and conditions set out in the ST Group Management & Support Services Agreement.

B. Pursuant to Clause 2.1 of the ST Group Management & Support Services Agreement, the Parties have agreed to vary the Services and the method and basis of determination of the Consideration on the terms and subject to the conditions of this Supplemental Agreement.

     In consideration of the mutual covenants contained herein, the Parties hereby agree as follows:-


1.   INTERPRETATION

1.1 This Supplemental Agreement shall be construed as one with the ST Group Management & Support Services Agreement and except as otherwise provided in this Supplemental Agreement, all terms and references used in the ST Group Management & Support Services Agreement and which are defined or construed in the ST Group Management & Support Services Agreement but are not defined or construed in this Supplemental Agreement, shall have the same meaning and construction in this Supplemental Agreement as in the ST Group Management & Support Services Agreement.

1.2 References to "Clause" and "Appendix" are to be construed as references to the clauses of, and appendices to, the ST Group Management & Support Services Agreement.

1.3 The headings in this Supplemental Agreement are inserted for convenience only and shall be ignored in construing this Supplemental Agreement.


2.   AMENDMENTS TO ST GROUP MANAGEMENT & SUPPORT SERVICES AGREEMENT

     The Parties agree, subject to the provisions of this Supplemental Agreement, that the ST Group Management & Support Services Agreement be and is hereby amended, by deleting the existing Appendix thereto and replacing it with the following new Appendix attached hereto.


3.   INCORPORATION

3.1 Except to the extent expressly amended by the provisions of this Supplemental Agreement, the terms and conditions of the ST Group Management & Support Services Agreement are hereby confirmed and shall remain in full force and effect.

3.2 The ST Group Management & Support Services Agreement and this Supplemental Agreement shall be read and construed as one document and this Supplemental Agreement shall be considered to be part of the ST Group Management & Support Services Agreement, and without prejudice to the generality of the foregoing, where the context so allows references in the ST Group Management & Support Services Agreement to "this Agreement" shall be read and construed as references to the ST Group Management & Support Services Agreement as amended and supplemented by this Supplemental Agreement.


4.   PARTIAL INVALIDITY

     The illegality, invalidity or unenforceability of any provision of this Supplemental Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.


5.   EFFECTIVE DATE

     This Supplemental Agreement shall take effect from the date hereof.


6.   GOVERNING LAW AND ARBITRATION

6.1 This Supplemental Agreement shall be governed by and construed in accordance with, the laws of Singapore.

6.2 Any dispute arising out of or in connection with this Supplemental Agreement including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC Rules") for the time being in force, which SIAC Rules are deemed to be incorporated by reference into this Clause.


     IN WITNESS WHEREOF the parties hereto have set their hands the day and year first abovewritten.

STPL
SIGNED By                                   )
                                            )
for and on behalf of                        ) /s/ Teo Soon Hock
SINGAPORE TECHNOLOGIES PTE LTD              ) Group Financial Controller
in the presence of:                         )
                       /s/ Josephine Ng
                       Finance Manager


The Company
SIGNED By                                   )
                                            )
for and on behalf of                        ) /s/ George Thomas
CHARTERED SEMICONDUCTOR MANUFACTURING LTD   ) Vice President and Chief Financial
                                            ) Officer
in the presence of:                         )
                      /s/ Keshmira Irani
                      Finance Manager

APPENDIX

COMPUTATION OF CONSIDERATION

The Consideration payable to STPL shall be calculated on the following basis :

---------------------------------------------------------------------------------------------------
S/N   DESCRIPTION OF SERVICES                       FEE BASIS                           AMOUNT
                                                                                        (S$'000)
---------------------------------------------------------------------------------------------------
1     Executive Resource Support
      Comprising support provided to CSM            Total basic headcount cost of       210
      Executive Resource and Compensation           STPL Executive Resource
      Committee ("ERCC") in the design and          Department ("STPL ER") multiplied
      implementation (including benchmarking) of    by a factor of 1.8 divided by the
      compensation structure for executives, and    total number of companies STPL ER
      together with CSM, support to CSM ERCC in     is providing this Service to.
      the implementation of decisions and support
      for administration of compensation of
      executives under CSM ERCC.
---------------------------------------------------------------------------------------------------
2     Internal Audit
      Comprising continuing audit plans,            2 equivalent headcount cost         220
      monitoring statutory compliance and
      compliance with relevant procedures and
      policies.
---------------------------------------------------------------------------------------------------
3     Finance
      Comprising treasury related activities,       2 equivalent headcount cost         350
      risk management, and accounting systems,
      policies, guidelines and procedures
---------------------------------------------------------------------------------------------------
4.    Information Technologies
                                                    Based on reimbursement of its       520
                                                    share of group wide licences and
                                                    IT infrastructure e.g. Lotus
                                                    Notes,  Frango
---------------------------------------------------------------------------------------------------
5.    STPL Franchise
      Comprising benefits derived from the STPL     Based on 0.25% of Group Sales or
      global network and affiliation to STPL, and   S$5 million, whichever is lower.    4,700

      Financial leverage such as bank guarantee     Based on 0.5% of ST Financial
      support, provision of standby credit          Support or S$5 million, whichever
      facilities, improved credit rating, easier    is lower.
      access to funding and lower cost of
      borrowing.
---------------------------------------------------------------------------------------------------
GRAND TOTAL                                                                             6,000
---------------------------------------------------------------------------------------------------

Where :

CSM means the Company.

Group Sales means the actual sales of the Company and its subsidiaries worldwide. As the Consideration is payable in advance, the Consideration for this Service shall be determined based on the planned sales of the Company and its subsidiaries worldwide at the beginning of the year, and at the end of the year, the final Consideration payable for such Service shall be determined based on the actual sales. STPL shall refund to the Company any excess payment and the Company shall make payment to STPL of any shortfall in payment within fourteen
(14) days after the determination of the final Consideration payable for such Service shall be determined based on the actual sales. STPL shall refund to the Company any excess payment and the Company shall make payment to STPL of any shortfall in payment within fourteen (14) days after the determination of the final Consideration payable for such Service.

ST Financial Support means the projected annual average outstanding amount of
(a) standby credit facilities provided by STPL to the Company and (b) guarantee facilities provided by STPL to third parties to secure loans granted by such third parties to the Company.

For the avoidance of doubt, the headcount cost allocated in the Appendix above shall be applicable for from the date hereof and shall be adjusted upon mutual agreement.